As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wave Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3477246
(I.R.S. Employer Identification No.)

480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Solms
Chief Executive Officer
Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Neil W. Townsend, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-0699
212-728-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Registration No. 333-190539

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, $0.01 par value			$2,322,783	$299.17

(1)                                  The registrant previously registered an aggregate principal amount of $20,000,000 of common stock on the Registration Statement on Form S-3 (Registration No. 333-190539).  In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-190539) are hereby registered.

(2)                                  Calculated pursuant to Rule 457(o) under the Securities Act.  The registrant previously registered an aggregate principal amount of $20,000,000 of common stock on the Registration Statement on Form S-3 (Registration No. 333-190539), for which a filing fee of $2,728.00 was previously paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock, par value $0.01 per share, of Wave Systems Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

We hereby incorporate by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-190539), declared effective September 12, 2013 by the Securities and Exchange Commission, or the SEC, including each of the documents filed by us with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.  This Registration Statement on Form S-3 is being filed solely for the purpose of increasing the maximum aggregate offering price of our common stock to be registered by $2,322,783.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-190539 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Willkie Farr & Gallagher LLP relating to the validity of the securities being registered.
23.1	Consent of KPMG LLP, independent registered public accountants.
23.3	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on June 12, 2014.

WAVE SYSTEMS CORP.

By:	/s/ William Solms
Name: William Solms
Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Steven K. Sprague	Director	June 12, 2014
Steven K. Sprague

/s/ John E. Bagalay, Jr.	Director	June 12, 2014
John E. Bagalay, Jr.

/s/ George Gilder	Director	June 12, 2014
George Gilder

/s/ Robert Frankenberg	Director	June 12, 2014
Robert Frankenberg

	Director	June 12, 2014
Nolan Bushnell

/s/ Lorraine Hariton	Director	June 12, 2014
Lorraine Hariton

/s/ David Côté	Director	June 12, 2014
David Côté

/s/ William Solms	Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2014
William Solms

/s/ Walter Shephard	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer of the Registrant)	June 12, 2014
Walter Shephard

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Willkie Farr & Gallagher LLP relating to the validity of the securities being registered.
23.1	Consent of KPMG LLP, independent registered public accountants.
23.3	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in Exhibit 5.1).